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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-00428, 333-33353 and 333-39353) and Form S-3 (Registration
No. 333-51645) of GT Interactive Software Corp. of our report dated May 10, 1996, with respect to the combined financial statements of WizardWorks Group for the year ended March 31, 1996, included in the Transition Report (Form 10-K) of GT Interactive Software Corp. for the transition period from January 1, 1998 to March 31, 1998.

                                          ERNST & YOUNG LLP

Minneapolis, Minnesota
June 23, 1998